EXHIBIT 99.906CERT

    Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

     In connection with the attached Report on Form N-CSR of ICON Funds (the "Trust") for the period ended September 30, 2004 (the "Report"), each of the undersigned officers of the Trust does hereby certify that, to the best of such officer's knowledge:

1. The Report fully complies with the requirements of 13(a) or 15(d) of the Securities Exchange Act of 1934 as applicable; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust as of, and for, the periods presented in the Report.

By:      /s/Craig T. Callahan
        ---------------------------------------
        Craig T. Callahan
        President and Chief Executive Officer
        (Principal Executive Officer)

Date:   December 3, 2004




By:     /s/Erik L. Jonson
        ---------------------------------------
        Erik L. Jonson
        Vice President, Chief Financial Officer and Treasurer
        (Principal Financial Officer and Principal Accounting Officer)

This certification is being furnished solely pursuant to 18 U.S.C. ss.1350 and is not being filed as a part of the Report or as a separate disclosure document.